UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue
Suite 725
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Echo Global Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 14, 2013.  The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2014, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Samuel K. Skinner	15,079,790	2,921,812	2,630,180
Douglas R. Waggoner	17,670,685	330,917	2,630,180
John R. Walter	15,830,537	2,171,065	2,630,180
John F. Sandner	15,714,392	2,287,210	2,630,180
Bradley A. Keywell	14,498,764	3,502,838	2,630,180
Matthew Ferguson	15,583,047	2,418,555	2,630,180
David Habiger	17,666,347	335,255	2,630,180
Nelda J. Connors	17,502,132	499,470	2,630,180

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2013

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

FOR	AGAINST	ABSTAIN
20,409,305	80,264	140,258

Proposal No. 3:  Approval of the Material Terms of the Performance Goals under the Echo Global Logistics, Inc. Annual Incentive Plan

The material terms of the performance goals under the Echo Global Logistics, Inc. Annual Incentive Plan were approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,717,053	2,071,497	213,052	2,630,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 20, 2013	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer